EXHIBIT 10.25.1

                           ABLE TELCOM HOLDING CORP.
                                1601 Forum Place
                                   Suite 1110
                           West Palm Beach, FL 33401

July 2, 1998

John Hancock Mutual Life Insurance Company
200 Clarendon Street
Boston, MA 02117
Attn: John Tisdale, Esq.

         Re: Note Agreement dated as of January 6, 1998 Among Able Telcom
             Holding Corp. ("Able" or the "Company"), John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and Signature 1A (Cayman), Ltd. ("Note Agreement"), re $10 Million 12% Senior Subordinated Notes Due January 6, 2005 (the "Notes")

Gentlemen:

You hold the Notes of Able pursuant to the Note Agreement Able proposes to close on its acquisition of MFS Network Technologies, Inc. ("MFS") (the "MFS Investment"), which is structured as a merger of MFS into a subsidiary of Able, which will be the surviving corporation (the "Surviving Subsidiary"). Able has already deposited $10 million toward the purchase price (as permitted by our letter of May 29, 1998) and proposes to pay $5 million toward the purchase price at closing, and to temporarily finance the balance of the purchase price, up to $87 million, by a note (the "Seller Note") to the seller, MFS Communications Company, Inc. ("MFSCC") in the form of Exhibit 1, with $20 million payable on the Note on July 31, 1998 and the balance payable August 31, 1998, with interest at 12% per annum. The Note will be secured by a pledge to WorldCom, Inc. (parent of MFSCC) of all the shares of MFS to be acquired by Able pursuant to the terms of a pledge agreement (the "Pledge Agreement") in the form of Exhibit 2.

Capitalized terms used herein, and not defined herein, shall have the respective meanings ascribed to them in the Note Agreement.

1. WAIVERS BY THE NOTEHOLDERS. Each of the holders of the Notes consent and waive the provisions of:

   (a) Section 4.3(a) of the Note Agreement to the extent necessary to permit the pledge of the MFS shares acquired by Able and securing the Note;

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July 2, 1998
Page 2

   (b) Section 4.6 and Section 4.7 of the Note Agreement to the extent necessary to permit Able to issue the Seller Note and permit to exist, through but not including the Expiration Date (as defined below), the indebtedness created thereby; and

   (c) Section 4.8 of the Note Agreement to the extent necessary to permit the MFS Investment;

   and each holder of Notes waives any Event of Default which would result from the making of the MFS Investment and the execution and delivery of the Seller Note and the Pledge Agreement.

   Each of the foregoing waivers and consents shall expire by its terms on the earliest to occur of ("Expiration Date"):

   (i)    August 31, 1998;

   (ii)   the Payment Date (as defined in the Seller Note);

   (iii) such earlier date as the holder of the Seller Note accelerates the maturity thereof, demands payment thereof or exercises any other Remedies in respect of the Seller Note or the Pledge Agreement; or

   (iv) the date, if any, upon which the Company fails to comply with the provisions of paragraph 4 hereof.

2. RANKING OF SELLER NOTE. Notwithstanding the waiver set forth in paragraph 1, the Company and the holders of the Notes agree that the Seller Note is not Senior Debt; that the subordination provisions in the Seller Note are, and are intended to be, an inducement to and a consideration of the agreements of the holders of Notes in paragraph 1; each holder of the Notes has conclusively relied on such subordination provisions; and each holder of Notes is intended to be, and is, a third party beneficiary of such subordination provision.

3. PAYMENT OF NOTES. In consideration of the agreements of the holders of Notes in paragraph 1 hereof, the parties agree that the Company shall pay on the Expiration Date the entire principal amount of all the Notes, together with an amount equal to the Prepayment Compensation Amount due at such time in respect of the principal amount of the Notes being so paid and interest on such principal amount then being paid accrued to the Expiration Date. In connection with such prepayment, when, as and if made, each holder of Notes waives the provisions of Section 1.9 of the Note Agreement. Such prepayment shall be made in the manner provided in Section 1.10 of the Note Agreement.

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July 2, 1998
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   The Company acknowledges that the failure to make such prepayment when due shall constitute an immediate Event of Default pursuant to Section 6.1(a)(i) and Section 6.1(a)(ii) of the Note Agreement.

4. ADDITIONAL AGREEMENTS OF THE COMPANY; DESIGNATION OF SUBSIDIARIES.

   (a) The Company designates the Surviving Subsidiary as an Unrestricted Subsidiary pursuant to Section 4.10 of the Note Agreement. The Company agrees not to designate the Surviving Corporation or any successor or assign a Restricted Subsidiary.

   (b) The Company further agrees that it will not, nor will it permit any Restricted Subsidiary to, make any Investment in the Surviving Corporation (other than the MFS Investment itself on the date hereof).

   (c) The Company will not at any time exercise its right pursuant to paragraph 2 of the Additional Terms and Conditions section of the Seller Note to prepay the Seller Note, or otherwise prepay, retire, or otherwise acquire for value all or any portion of the Seller Note.

   The Company agrees and acknowledges that the failure to comply with any provision of this paragraph 4 is an immediate Event of Default pursuant to the Note Agreement.

5. CONDITIONS TO EFFECTIVENESS. The waiver and consent provisions of paragraph 1 hereof shall not become effective until or unless the following conditions precedent have been satisfied:

   (a) the holders of the Senior Debt shall have consented, on terms acceptable to the holders of the Notes, to the incurrence and maintenance of the Debt represented by the Seller Note, the execution and delivery of the Pledge Agreement, the making of the Investment and any and all other related transactions which would, but for the terms of such consent, violate the Senior Credit Agreement;

   (b) the holders of the Senior Debt shall have consented, on terms acceptable to the holders of the Notes, to the terms of this consent;

   (c)  the Seller Note shall be in the form of Exhibit 1 hereto;

   (d)  the Pledge Agreement shall be in the form of Exhibit 2 hereto; and

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July 2, 1998
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   (e)  the Company shall have paid, by wire transfer in immediately available funds, the reasonable costs and expense (including reasonable fees and disbursements of Hebb & Gitlin, as counsel to the holders of the Notes) incurred by the holders of the Notes in connection with the consideration, negotiation, preparation or execution of this consent and the transactions related thereto.

6. REPRESENTATION AND WARRANTY. The Company has obtained all consents of all other Persons (including, without limitation, its creditors) necessary to permit the incurrence and maintenance of the Debt represented by the Seller Note, the execution and delivery of the Pledge Agreement, the making of the Investment, the execution and delivery of this consent and any and all other related transactions, without resulting in any breach of or default under any agreement with any such other Person. Able is not in default under any provision of the Note Agreement and does not expect to be in default under any provision of its Senior Debt (as defined in the Note Agreement) at the time of entering into the above-described transaction.

To be consistent, the expiration of the waivers set forth in our letters of May 29, 1998 and June 12, 1998 are extended through August 31, 1998.

Except as provided above, all terms of the Note Agreement, including the letter agreements of May 29, 1998 and June 12, 1998, as amended, shall continue in full force and effect.

Very truly yours

ABLE TELCOM HOLDING CORP.


By: /s/ FRAZIER L. GAINES
   -------------------------------------
   Frazier L. Gaines, President

We the owners and holders of all of the Notes agree to the above.

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

By: /s/ STEPHEN J. BLEWITT
   -------------------------------------
   Name: Stephen J. Blewitt
   Title: Senior Investment Officer

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July 2, 1998
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JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By: /s/ STEPHEN J. BLEWITT
   -------------------------------------
   Name: Stephen J. Blewitt
   Title: Authorized Officer




SIGNATURE 1A (CAYMAN), LTD

By: /s/ JOHN W. PLUTG
   -------------------------------------
   Name: John W. Plutg
   Title: Authorized Officer

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                                   EXHIBIT A

                                 JULY 2 LETTER